UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

RAMTRON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308

(I.R.S. Employer

Identification No.)

Registrant’s telephone number, including area code: (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2011, Ramtron International Corporation (the “Company”) and Silicon Valley Bank (“SVB”) executed an Eighth Amendment (the “Amendment”) to the Company’s Amended and Restated Loan and Security Agreement dated August 18, 2009, which is dated and effective December 31, 2011. The Amendment amends the Loan Agreement to provide:

•

A decrease of the total amount available under the revolving line from $7,500,000 to $5,500,000, which is offset by the elimination of the letter of credit, foreign exchange and cash management services sublimits, which totaled approximately $1,900,000 as of December 31, 2011;

•	An extension of the maturity date to January 31, 2012; and

•	Extension fees of approximately $5,000 to be paid by the Company in connection with the Amendment.

In connection with the Amendment, the Company and SVB also executed a Second Amendment to its EX-IM loan agreement to reduce the EX-IM line amount to $5,500,000 and extend the maturity date to January 31, 2012, in accordance with the new terms under the Amendment.

There are no other material relationships between the Company and its affiliates, on the one hand, and Silicon Valley Bank, on the other.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS:

(d)	Exhibits:

10.77	Eighth Amendment to Loan and Security Agreement between the Company and Silicon Valley Bank, dated December 31, 2011

10.78	Second Amendment to Loan and Security Agreement (EX-IM Loan Facility) between the Company and Silicon Valley Bank, dated December 31, 2011

10.79	Release Agreement between the Company and Silicon Valley Bank, dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Gery E. Richards
Gery E. Richards
Interim Chief Financial Officer
(Principal Financial Officer and
Duly Authorized Officer of the
Registrant)

Dated: January 3, 2012